SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL MOTORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	TIN# 38-0572515
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Renaissance Center Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Series D Convertible Senior Debentures Due 2009	New York Stock Exchange, Inc.
Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-108532

Securities to be registered pursuant to Section 12(g) of the Act: None

Information Required in Registration Statement

Item 1 and Item 2 are hereby amended and restated as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 1.50% Series D Convertible Senior Debentures Due 2009 registered hereby is contained in the “Description of Debt Securities” set forth in the Prospectus dated March 25, 2004 (filed as part of the Registration Statement on Form S-3 (Registration No. 333-108532) of the Registrant under the Securities Act of 1933, as amended) and the “Description of Series D Debentures” set forth in the Prospectus Supplement of the Registrant dated May 24, 2007, which descriptions are incorporated herein by reference.

Item 2.	Exhibits.

Number	Description

1.	Restated Certificate of Incorporation dated March 1, 2004 incorporated herein by reference to Exhibit 3(i) to General Motors Corporation’s Annual Report on Form 10-K filed March 11, 2004.

2.	Bylaws of General Motors Corporation, as amended, dated October 3, 2006 incorporated herein by reference to Exhibit 3.1 to General Motors Corporation’s Current Report on Form 8-K filed March 9, 2007.

3.	Indenture, dated as of December 7, 1995, by and between General Motors Corporation and Wilmington Trust Company, as successor trustee, incorporated herein by reference to Exhibit 4(a) of the Registration Statement on Form S-3 (File No. 33-64229) of General Motors Corporation filed on November 14, 1995.

4.	First Supplemental Indenture dated as of March 4, 2002, incorporated herein by reference to Exhibit 2 to Form 8-K filed on March 6, 2002.

5.	Form of Series D Convertible Senior Debentures Due 2009.

Signature

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

Date: May 31, 2007	By:	/s/ Teresa Hilado
	Its:	Assistant Treasurer